UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 5, 2004
                                                   -----------------------------


                            FOAMEX INTERNATIONAL INC.
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               (Exact name of registrant as specified in charter)


       Delaware                           0-22624               05-0473908
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(State or other jurisdiction of        (Commission           (IRS Employer
incorporation or organization)         File Number)          Identification No.)


1000 Columbia Avenue
Linwood, Pennsylvania                                              19061
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:  (610) 859-3000
                                                     ---------------------------

                                 Not applicable
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          (Former name or former address if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On August 5, 2004, the Board of Directors of Foamex International Inc. (the "Company") approved a stockholder rights plan (the "Rights Agreement") for the benefit of stockholders of the Company, along with the declaration of a dividend of rights to acquire preferred stock. The rights are subject to the terms of the Rights Agreement, dated as of August 5, 2004, between the Company and Mellon Investor Services LLC as the Rights Agent. Under the Rights Agreement, the dividend will be paid and the rights issued to holders of record of the Company's common stock, par value $0.01 per share, as of 5:00 PM on August 16, 2004.

     The Rights Agreement is attached as Exhibit 4.3.7 to this report, and contains a Summary of Rights to Purchase Preferred Shares annexed as Exhibit C to the Rights Agreement (the "Summary of Rights"). For a description of the Rights Agreement and the Rights, please see the Summary of Rights.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)    Exhibits

         Exhibit
         Number     Description

         4.3.7 Rights Agreement, dated as of August 5, 2004, between Foamex International Inc. and Mellon Investor Services LLC as the Rights Agent.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 5, 2004

                                FOAMEX INTERNATIONAL INC.
                                (Registrant)

                                By: /s/ Thomas E. Chorman
                                    ----------------------------
                                    Name:  Thomas E. Chorman
                                    Title: President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number     Description

4.3.7 Rights Agreement, dated as of August 5, 2004, between Foamex International Inc. and Mellon Investor Services LLC as the Rights Agent.